UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BIOLIFE SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This Amendment No. 1 is filed to supplement the Schedule 14A previously filed on April 30, 2013 (the “Original Filing”) by BioLife Solutions, Inc. (the “Company”). This Amendment No. 1 is being filed to file Appendix A, a copy of the 2013 Stock Incentive Plan, which appendix was inadvertently omitted from the Original Filing.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Original Filing. In addition, this Amendment No.1 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.

April 30, 2013

Dear Stockholder:

You are cordially invited to attend BioLife Solutions, Inc.’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 20, 2013. The Annual Meeting will be at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021 at 9:00 a.m. The formal meeting notice and proxy statement for the Annual Meeting are attached.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.  Even if you plan to attend the meeting, we urge you to vote your shares either by Internet, telephone or mail as promptly as possible so your shares will be represented at the Annual Meeting.  Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting.  If you received paper copies of our proxy materials, instructions on the two ways to vote your shares can be found on the enclosed proxy form.  Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on June 19, 2013.  If you attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

/s/ Michael Rice
Michael Rice
President, Chief Executive Officer and Chairman
Bothell, Washington
April 30, 2013

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
 (425) 402-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2013

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of BioLife Solutions, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 20, 2013 at 9:00 a.m. at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.
ELECTION OF DIRECTORS. To elect the six (6) directors named in the attached proxy statement to serve until his successor is duly elected and qualified, unless he resigns, is removed or otherwise is disqualified from serving as a director of the Company;

2.	APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To approve on a non-binding, advisory basis the compensation of our named executive officers;

3.
SELECTION OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION. To select on a non-binding advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation;

4.	APPROVAL OF THE 2013 PERFORMANCE INCENTIVE PLAN. To approve the 2013 Performance Incentive Plan;

5.	RATIFICATION OF AUDITORS. To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2013; and

6.	ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

We recommend that stockholders vote FOR the matters listed above. Only stockholders of record at the close of business on April 26, 2013 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we have sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2013 proxy statement and our annual report on Form 10-K for 2012 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2013: This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2012 are available at www.proxyvote.com. You will need to use the control number appearing on our proxy card to vote via the Internet.

Sincerely,

/s/ Michael Rice
Michael Rice
President, Chief Executive Officer and Chairman
Bothell, Washington
April 30, 2013

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
 (425) 402-1400
_______________________________

PROXY STATEMENT
_______________________________

    Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2013: This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2012 are available at www.proxyvote.com.

The enclosed proxy is solicited on behalf of BioLife Solutions, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time on June 20, 2013, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held on Thursday, June 20, 2013 at 9:00 a.m. at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our annual report on Form 10-K for 2012, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

These proxy solicitation materials were first sent or given on or about April 30, 2013 to all stockholders entitled to vote at the Annual Meeting. Stockholders who owned BioLife Solutions Common Stock at the close of business on April 26, 2013 (the “Record Date”) are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 70,035,710 shares of Common Stock outstanding and approximately 2,000 holders of record according to information provided by our transfer agent.

We will provide, without charge, a copy of our annual report on Form 10-K to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the annual report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

References to the “Company,” “BioLife Solutions,” “our,” “us” or “we” mean BioLife Solutions, Inc.

i

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of BioLife Solutions, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of BioLife Solutions common stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Voting over the Internet. You can vote via the Internet.  The website address for Internet voting is provided on the Notice of Internet Availability of Proxy Materials and on the proxy card. You will need to use the control number appearing on our proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 19, 2013.  Internet voting is available 24 hours a day.  If you vote via the Internet, you do not need to return a proxy card.

Voting by Telephone.  You can vote using any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time June 19, 2013. You will need to use the control number appearing on our proxy card to vote via telephone. Telephone voting is available 24 hours a day.  If you vote via telephone, you do not need to return a proxy card.

Voting by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

•	enter a new vote over the Internet, or by signing and returning a replacement proxy card;

•	provide written notice of the revocation to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021; or

•	attend the Annual Meeting and vote in person.

Quorum and Voting Requirements

Stockholders of record at the close of business on April 26, 2013, are entitled to receive notice and vote at the meeting. On the Record Date, there were 70,035,710 issued and outstanding shares of our Common Stock. Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)	a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees;

(2)	the compensation of our named executive officers will be approved on a non-binding, advisory basis, if a majority of the votes are properly cast on this proposal;

(3)
a plurality of the votes cast on the proposal is required to select, by non-binding, advisory vote, the frequency of conducting future stockholder advisory votes on named executive officer compensation;

(4)	the 2013 Performance Incentive Plan will be approved if approved by a majority of the votes properly cast at the meeting on this proposal; and

(5)
the ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2013 will be approved if approved by a majority of the votes cast at the meeting on this proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposal One, broker non-votes and votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With regard to Proposals Two, Three, Four and Five, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and other non-routine matters as determined by the New York Stock Exchange (the “NYSE”). The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange, which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on). Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors or any other non-routine matters, no votes will be cast on your behalf.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)	“for” the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;

(2)	“for” the approval of the compensation of our named executive officers as disclosed in this proxy statement;

(3)	“for” conducting future stockholder advisory votes on the compensation of named executive officers every three years;

(4)	“for” the approval of 2013 Performance Incentive Plan;

(5)	“for” the ratification of the Audit Committee's appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2013; and

(6)	at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. This practice is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report on Form 10-K or proxy statement in the future, you may telephone our Secretary at (425) 402-1400 or write to her at BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. If you are receiving multiple copies of our annual report on Form 10-K and proxy statement, you may request householding by contacting our Secretary in the same manner.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2013: The notice of annual meeting of stockholders, this proxy statement, and our annual report on Form 10-K for 2012 are available at www.proxyvote.com.

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors and their ages as of March 31, 2013, are as follows:

Name	Age	Position(s)
Joe Annicchiarico	38	Vice President, Manufacturing
Aby J. Mathew, Ph.D	41	Chief Technology Officer and Senior Vice President
Michael Rice	50	Chief Executive Officer, President, and Director
Mark Sandifer	55	Chief Quality Officer
Daphne Taylor	46	Chief Financial Officer and Vice President, Finance and Administration
Raymond Cohen	54	Director
Thomas Girschweiler	55	Director
Roderick deGreef	52	Director
Andrew Hinson	49	Director
Rick Stewart	60	Director

Joe Annicchiarico has served as Vice President, Manufacturing since September 2012 and as Director of Manufacturing from December 2011 through August 2012. Prior to joining the Company, Mr. Annicchiarico served in various roles at Mediquest Therapeudics, Inc., from May 2005 through September 2011, including Scientist, Formulation Manager, and most recently, as Director of Manufacturing and Clinical Supplies. From January 2004 through September 2005, Mr. Annicchiarico worked in specialty chemical sales at Drummond American and prior to that, he spent four years as a formulation development Chemist.

Dr. Aby J. Mathew, Ph.D., has been Senior Vice President and Chief Technology Officer since February 2011. From January 2007 through February 2011, Dr. Mathew served as Senior Scientist, Director of Strategic Relations, and Senior Director of Strategic Relations. From June 2003 through January 2007, Dr. Mathew served as Director of Manufacturing. From September 2000 through June 2003, Dr. Mathew served as Clinical Accounts Manager and Director of Hypothermic Preservation for Cryomedical Sciences/BioLife Solutions. Dr. Mathew has been working on low temperature biopreservation since 1994, and his studies contributed to the development of the Company’s current commercial HypoThermosol® and CryoStor® product platforms and intellectual property foundation. Beginning in 1994 to 2000, Dr. Mathew performed research at the State University of New York at Binghamton (now Binghamton University) related to research grants (including as a consultant) co-supervised by the Vice President of Research and Development of Cryomedical Sciences, Inc., the former parent of BioLife Solutions.

Michael Rice has been President and Chief Executive Officer and a Director of the Company since August 2006, and Chairman of the Board of Directors since August 2007. From October 2004 to August 2006, Mr. Rice served as Sr. Business Development Manager for the Medical & Wireless Products Group at AMI Semiconductor, Inc. Prior thereto, from October 2000 to October 2004, he served as Director of Marketing & Business Development, Western Region Sales Manager, and Director, Commercial Sales at Cardiac Science, Inc.; from May 1998 to October 2000 as Vice President, Sales and Marketing at TEGRIS Corporation; and from May 1986 to May 1998 in several sales and marketing roles at Physio Control Corporation.

Mark Sandifer has served as Chief Quality Officer since September 2012. From February 2011 through September of 2012, he served as Vice President of Quality and from August 2008 through February 2011 as Director of Quality. From July 2008 through August 2008 Mr. Sandifer served as Quality Assurance Manager. Prior to joining the Company, Mr. Sandifer was Senior Quality Analyst for Nastech Pharmaceutical, where he worked from January 2006 through August 2008. From March 1997 through June of 2005, Mr. Sandifer worked as Research Assistant, Medical Program Coordinator, and Senior Administrative Coordinator at Georgetown University Hospital.

Daphne Taylor has been Vice President, Finance & Administration, and Chief Financial Officer since August 2011, and Secretary since January 30, 2013 and from March 2011 through July 2011 she served as Corporate Controller. Prior to joining the Company, Ms. Taylor served as Vice President, Corporate Controller and Chief Accounting Officer of Cardiac Science Corporation from November 2005 through January 2009. From April 2002 through November 2005, she held various positions, including Vice President and Corporate Controller for LookSmart, Inc.

Raymond W. Cohen joined the Board in May 2006. Mr. Cohen is an Accredited Public Company Director and currently serves as the Executive Chairman of JenaValve Technology Inc., a privately-held manufacturer and marketer of transcatheter aortic valve systems. Previously, Mr. Cohen served as the Chief Executive Officer and member of the Board of Directors of Vessix Vascular, Inc., a developer of a novel RF balloon catheter technology for treatment of hypertension from 2010 was acquired by Boston Scientific Corp. in November 2013. Previously, from 1997 to 2006, Mr. Cohen served as Chairman and Chief Executive Officer of publicly-traded Cardiac Science, Inc., which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. Mr. Cohen has also currently serves as the Chairman of the Board of Directors of Syncroness, Inc., a private engineering and product development firm since 2006. In addition, Mr. Cohen is a member of the Board of Directors of LoneStar Heart, Inc. (formerly CardioPolymers, Inc.) a privately-held developer of novel biotherapeutics for the treatment of congestive heart failure and also serves an advisor to Fjord Ventures, LLC., a life science incubator. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal and was a finalist for Ernst & Young’s Entrepreneur of the Year in the medical company category in 2004. Mr. Cohen holds a B.S. in Business Management from Binghamton University.

Thomas Girschweiler joined the Board in 2003. Mr. Girschweiler has been engaged in corporate financing activities on his own behalf since 1996. From 1981 to 1996 he was an investment banker with Union Bank of Switzerland. Mr. Girschweiler is a graduate of the Swiss Banking School.

Roderick de Greef has been a director of the Company since June 2000, and from July 2007 through August 2011, was retained by the Company to provide strategic and financial consulting services. Mr. de Greef provides corporate advisory services to several other companies, including Cambridge Heart, Inc., where he has been employed as Chairman of the board of directors since November 2008. From October 2005 to July 2007, Mr. de Greef was Chief Financial Officer of Cambridge Heart, and Vice President of Finance and Administration from June 2006 to July 2007. From February 2001 to September 2005, Mr. de Greef was Executive Vice President and Chief Financial Officer of Cardiac Science, Inc., which merged with Quinton Cardiology, Inc. From 1995 to 2001, Mr. de Greef provided independent corporate finance advisory services to a number of early-stage companies, including BioLife Solutions and Cardiac Science. From 1986 to 1995, Mr. de Greef served as Vice President of Finance and Chief Financial Officer of several publicly held, development stage medical technology companies. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and earned his M.B.A. from the University of Oregon.

Andrew Hinson joined the Board in February 2007. He is currently the Vice President of Clinical and Regulatory Affairs for LoneStar Heart, Inc., a global developer of medical devices, small molecule, and cellular-based therapies for cardiovascular disease. Mr. Hinson joined CardioPolymers, now a wholly-owned subsidiary of LoneStar Heart, in November 2004. From 2001 to 2004, Mr. Hinson served as the Senior Director of research and clinical development at AnGes MG, Inc. (TSE: 4563) a biotechnology firm engaged in the development and commercialization of novel gene and cell therapies for the treatment of cardiovascular disease. Prior to that Mr. Hinson had a long career with Procter & Gamble Pharmaceutical (NYSE:PG) holding multiple technical and management positions in research, clinical development and medical affairs. Mr. Hinson has diverse experience in the cell and gene therapy markets and extensive experience with regulatory affairs and clinical development of new therapies for cardiac, neurologic, and gastrointestinal diseases.

Rick Stewart joined the Board in February 2013. Mr. Stewart has served as President and Chief Executive Officer, and a member of the Board of Directors of Cardiac Dimensions since 2001. From 1998 to 2001 he was President and Chief Executive Officer of Tegris Corporation, a leading IT infrastructure and enterprise applications provider for vertical markets. Prior to that Mr. Stewart had a long career within Eli Lilly in its Medical Device and Diagnostics Unit, holding multiple executive positions in general and technical management, sales, marketing and business development. Mr. Stewart was a member of the senior team that led a buyout of the Physio-Control subsidiary from Eli-Lilly in 1994 which shortly thereafter was taken public. He received an MBA from the University of Washington.

Except as otherwise provided by law, each director shall hold office until either their successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Officers serve at the discretion of the Board.

There are no family relationships between any of our director nominees or executive officers and any other of our director nominees or executive officers.

BOARD OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board has fixed the exact number of directors at six. Our Board currently consists of six members, four of whom – Messrs. de Greef, Cohen, Hinson and Stewart – our Board has determined to be independent under the rules of the NASDAQ Stock Market, after taking into consideration, among other things, those transactions described under “Certain Transaction”. Mr. Rice serves as Chairman of the Board. The Board does not have a lead director; however, recognizing that the Board is composed almost entirely of outside directors, in addition to the Board’s strong committee system (as described more fully below), we believe this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight of management.

At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of six persons.

The Board has nominated Michael Rice, Roderick de Greef, Thomas Girschweiler, Raymond Cohen, Andrew Hinson and Rick Stewart for election at the annual meeting based on the recommendation of our Nominating and Corporate Governance Committee. The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting or any adjournment or postponement thereof, the proxies will be voted for such other nominees as may be designated by the present Board.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that may be viewed on our website at www.biolifesolutions.com. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

The following table sets forth the current composition of the three standing committees of our Board:

Name	Board	Audit	Compensation	Nominating and Corporate Governance

Mr. Rice	Chair
Mr. de Greef (financial expert)	X	X	Chair	X
Mr. Cohen	X	Chair	X	X
Mr. Girschweiler	X	X
Mr. Hinson	X		X	Chair
Mr. Stewart	X	X	X

Audit Committee. Our Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation.

In addition, the Audit Committee’s role includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

The Board has determined that all members of our Audit Committee except for Mr. Girschweiler are independent under the listing standards of the NASDAQ Stock Market. The Board of Directors has determined that Mr. de Greef is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Compensation Committee. Our Compensation Committee sets and administers the policies governing all compensation of our executive officers, including cash and non-cash compensation and equity compensation programs, and is responsible for making recommendations to the Board concerning Board and committee compensation. Also, the Compensation Committee reviews and approves equity-based compensation grants to our non-executive officer employees. In addition, the Compensation Committee is responsible for oversight of our overall compensation plans and benefit programs, as well as the approval of all employment, severance and change of control agreements and plans applicable to our executive officers. Furthermore, the Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

The members of the Compensation Committee are independent directors within the meaning of listing standards of the NASDAQ Stock Market.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; review and make recommendations regarding the functioning of our Board as an entity; recommend corporate governance principles applicable to the Company; manage periodic review, discussion and evaluation of the performance of our Board, its committees and its members; assess the independence of our directors; review the board memberships of other entities held by members of the Board and review and approve such memberships for our executive officers. Also, the Nominating and Corporate Governance Committee assists our Board in reviewing and assessing succession planning for our executive officers. The Nominating and Corporate Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

All members of our Nominating and Corporate Governance Committee are independent under the listing standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Pursuant to the Nominating and Corporate Governance Committee Charter, there is no difference in the manner in which a nominee recommended by a stockholder or otherwise is evaluated. To recommend director candidates, stockholders should submit their suggestions in writing to the Secretary, providing the proposed nominee’s name, biographical data and other information about the proposed nominee and the nominating stockholder(s) as required by our Bylaws, together with a consent from the proposed nominee to serve on the Board if nominated and elected. In addition, the stockholder giving such notice must provide their name, address, and the class and number of shares of capital stock of the corporation beneficially owned by such stockholder.

In carrying out its function to nominate candidates for election to our Board, the Nominating and Corporate Governance Committee considers the Board’s mix of skills, experience, character, commitment and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. In reviewing potential candidates, the Committee will also consider all relationships between any proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to the Company. The Nominating and Corporate Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly traded company and has established a record of professional accomplishment in such candidate’s chosen field.

The Nominating and Corporate Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Nominating and Corporate Governance Committee may, from time to time, retain, for a fee, one or more third-party search firms to identify suitable candidates. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders for the 2014 annual meeting of stockholders (subject to legal rights, if any, of third parties to nominate or appoint directors):

•
A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, Attn: Corporate Secretary, of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary at this address not less than 45 days nor earlier than 90 days prior to the date of the next annual meeting, in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the next annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the next annual meeting is mailed or such public disclosure is made.

•
The notice of nomination must include the nominee’s name, age, business address, residence address, principal occupation or employment, and any other information required by Section 3.3 of our Bylaws or by applicable laws or regulations. A nomination that does not comply with these requirements will not be considered.

Number of Meetings

The Board held a total of four meetings during 2012. Our Audit Committee and Compensation Committee held four and three meetings, respectively, during 2012. Our Nominating and Corporate Governance Committee did not meet during 2012. Each incumbent director attended 75% or more of the aggregate of (i) the total number Board meetings (during the period that he served) and (ii) the total number of Board committee meetings (during the periods that he served).

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings absent extenuating circumstances. We did not hold an annual meeting of stockholders in 2012.

Director Compensation

Non-employee directors were compensated with a quarterly retainer fee of $1,500. The Audit Committee Chairman was compensated an additional quarterly retainer fee of $2,000. All non-employee directors receive $1,000 per meeting for attending board meetings in person and $500 per meeting for attending board meetings telephonically. Non-employee Directors who attend audit committee and the compensation committee meetings in person or telephonically receive $500 per meeting. A total of $50,000 in director compensation was recorded during the year ended December 31, 2012.

The following table summarizes the compensation of our directors who served during 2012 and who are not listed as named executive officers.

Name	Fees Earned Or Paid In Cash ($)	Option Awards ($) (2)		All Other Compensation ($)	Total ($)

Howard Breslow(1)	6,500	10,072	(3)	--	16,572
Thomas Girschweiler	11,000	10,072	(4)	--	21,072
Roderick de Greef	7,500	10,072	(5)	--	17,572
Raymond Cohen	17,000	10,072	(6)	--	27,072
Andrew Hinson	8,000	10,072	(7)	--	18,072

_______________________
(1)	Mr. Breslow served as a director until February 4, 2013.
(2)	See Note 1 to Notes to Financial Statements for a description on the valuation methodology of stock option awards.
(3)	Amount is a result of options to purchase 250,000 shares at $0.10 per share granted to officer on 2/15/2012, which options vest on 5/10/2013.
(4)	Amount is a result of options to purchase 250,000 shares at $0.10 per share granted to officer on 2/15/2012, which options vest on 5/10/2013.
(5)	Amount is a result of options to purchase 250,000 shares at $0.10 per share granted to officer on 2/15/2012, which options vest on 5/10/2013.
(6)	Amount is a result of options to purchase 250,000 shares at $0.10 per share granted to officer on 2/15/2012, which options vest on 5/10/2013.
(7)	Amount is a result of options to purchase 250,000 shares at $0.10 per share granted to officer on 2/15/2012, which options vest on 5/10/2013.

Codes of Business Conduct and Ethics

We believe in sound corporate governance practices and have always encouraged our employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.

Accordingly, the Board has adopted a formal written code of ethics for all employees. The Board has adopted an additional corporate code of ethics for its Chief Executive Officer, Chief Financial Officer and other senior financial officers, which is intended to be a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://biolifesolutions.com/biopreservation-media/CODE-OF-ETHICS-FOR-CEO-AND-SENIOR-FINANCIAL-OFFICERS1.pdf. The code of ethics is designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations. These codes also incorporate what we expect from our executives so as to enable us to provide accurate and timely disclosure in our filings with the Securities and Exchange Commission and other public communications. The Board intends to review the code of ethics this year to ensure compliance with applicable laws and regulations. Any amendments made to the Code of Ethics will be available on our website.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to an individual member or committee as follows: c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. All communications will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2012. Please refer to our website at www.biolifesolutions.com for any future changes in this process. The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation, for services rendered in all capacities to us during 2012 and 2011, of our current principal executive officer, our two other most highly compensated executive officers at the end of 2012 (together, the “named executive officers”).

Name and Principal Positions (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f) (1)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Michael Rice	2012	285,002	150,000	––	––		––	––	24,143	(7)	459,145
President, Chief	2011	270,000	––	––	161,220	(2)	––	––	––		431,220
Executive Officer and
Director (8/06 –present)
Daphne Taylor	2012	160,000	18,000	––	19,762	(3)	––	––	––		197,762
Chief Financial Officer	2011	102,087	––	––	44,192	(4)	––	––	––		146,279
(3/11 – present)
Aby J. Mathew	2012	177,833	20,000	––	19,762	(5)	––	––	––		217,595
Chief Technology Officer	(6)
(9/00 – present)

———————
(1)	See Note 1 to Notes to Financial Statements for a description on the valuation methodology of stock option awards.
(2)
Amount is a result of options to purchase 400,000 shares at $0.08 per share granted to officer on 2/25/11, which options vested 100% upon grant of the awards, and options to purchase 2,247,939 shares at $0.08 per share granted to officer on 2/25/11, which options vested during the fourth quarter of 2012.

(3)
Amount is a result of options to purchase 250,000 shares at $0.10 per share granted to officer on 2/15/2012, which options vest to the extent of 62,500 shares on 2/15/2013 and, thereafter, in monthly increments of 5,208 shares.

(4)
Amount is the result of options to purchase 250,000 shares at $0.10 per share granted to officer on 3/1/2011, which options vest to the extent of 62,500 shares on 3/1/2012, 3/1/2013, 3/1/2014 and 3/1/2015, and options to purchase 500,000 shares at $0.063 per share granted to officer on August 17, 2011, which options vest to the extent of 125,000 shares on 8/17/12, and, thereafter, in monthly increments of 10,417 shares.

(5)
Amount is a result of options to purchase 250,000 shares at $0.10 per share granted to officer on 2/15/2012, which options vest to the extent of 62,500 shares on 2/15/2013 and, thereafter, in monthly increments of 5,208 shares.

(6)	Mr. Mathew was appointed an executive officer position in September of 2012.
(7)	Amount represents accrued vacation paid in cash.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table sets forth information concerning the outstanding equity awards as of December 31, 2012 granted to the named executive officers.

	OPTION AWARDS					STOCK AWARDS
								Equity Incentive	Equity Incentive Plan Awards:
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Plan Awards: Number of Unearned Shares, units or Other Rights That Have Not Vested (#) (i)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Michael Rice	1,500,000	––	––	0.07	8/7/2016 (1)	––	––	––	––
Michael Rice	1,000,000	––	––	0.08	2/7/2017 (2)	––	––	––	––
Michael Rice	733,125	31,875	––	0.09	2/2/2019 (3)	––	––	––	––
Michael Rice	595,439	595,439	––	0.10	2/5/2020 (4)	––	––	––	––
Michael Rice	400,000	––	––	0.08	2/25/2021 (5)	––	––	––	––
Michael Rice	2,247,939	––	––	0.08	2/25/2021 (6)	––	––	––	––

Daphne Taylor	62,500	187,500	––	0.10	3/1/2021 (7)	––	––	––	––
Daphne Taylor	166,667	333,333	––	0.063	8/17/2021 (8)	––	––	––	––
Daphne Taylor	––	250,000	––	0.10	2/15/2022 (9)	––	––	––	––

Aby J. Mathew	30,000	––	––	0.08	9/28/15 (10)	––	––	––	––
Aby J. Mathew	100,000	––	––	0.07	10/12/16 (11)	––	––	––	––
Aby J. Mathew	500,000	––	––	0.08	2/7/17 (12)	––	––	––	––
Aby J. Mathew	340,000	––	––	0.10	8/7/17 (13)	––	––	––	––
Aby J. Mathew	100,000	––	––	0.05	2/11/18 (14)	––	––	––	––
Aby J. Mathew	100,000	––	––	0.04	11/5/18 (15)	––	––	––	––
Aby J. Mathew	265,766	265,766	––	0.10	2/5/20 (16)	––	––	––	––
Aby J. Mathew	194,079	582,237	––	0.08	2/11/21 (17)	––	––	––	––
Aby J. Mathew	––	250,000	––	0.10	2/15/22 (18)	––	––	––	––

———————
(1)	This award vested 500,000 shares on each of 8/7/2007, 8/7/2008, and 8/7/2009.
(2)	This award vested 333,333 shares on each of 2/7/2008, 2/7/2009, and 333,334 shares on 2/7/2010.
(3)	This award vests 191,250 shares on 2/2/2010 and, thereafter, in monthly increments of 15,938 shares.
(4)	This award vests 297,719 shares on each of 2/5/2012, 2/5/2013, and 297,721 shares on 2/5/2014.
(5)	This award vested on the date of grant.
(6)	This award vested at the end of the fourth quarter of 2012, when the Company achieved cash flow break even.
(7)	This award vests 62,500 shares on each of 3/1/2012, 3/1/2013, 3/1/2014, and 3/1/2015.

(8)	This award vests 125,000 shares on 8/17/12 and, thereafter, in monthly increments of 10,417 shares.
(9)	This award vests 62,500 shares on 2/15/2013 and, thereafter, in monthly increments of 5,208 shares.
(10)	This award vested 15,000 shares on each of 9/28/2006, 9/28/2007, 9/28/2008, and 9/29/2009.
(11)	This award vested 25,000 shares on each of 10/12/2007, 10/12/2008, 10/12/2009, and 10/12/2010.
(12)	This award vested 125,000 shares on each of 2/7/2008, 2/7/2009, 2/7/2010, and 2/7/2011.
(13)	This award vested 85,000 shares on each of 8/7/2008, 8/7/2009, 8/7/2010, and 8/7/2011.
(14)	This award vested 25,000 shares on each of 2/11/2009, 2/11/2010, 2/11/2011, and 2/11/2012.
(15)	This award vested 25,000 shares on each of 11/5/2009, 11/5/2010, 11/5/2011, and 11/5/2012.
(16)	This award vests 132,883 shares on each of 2/5/2011, 2/5/2012, 2/5/2013, and 2/5/2014.
(17)	This award vests 194,079 shares on each of 2/11/2012, 2/11/2013, 2/11/2014, and 2/11/2015.
(18)	This award vests 62,500 shares on 2/15/2013 and, thereafter, in monthly increments of 5,208 shares.

Securities Authorized for Issuance Under Equity Compensation Plans at December 31, 2012

The following table sets forth information as of December 31, 2012 relating to all of our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options and warrants (in thousands)	Weighted Average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance (in thousands)
Equity compensation plans approved by security holders	6,150	$.08	––
Equity compensation plans not approved by security holders*	14,230	$.09	––
Total	20,380	$.09	––

*See note 6 of Notes to Financial Statements

Employment Agreements

We have an employment agreement with Michael Rice, our President and Chief Executive Officer, which automatically renews for successive one year periods in the event either party does not send the other a “termination notice” not less than 90 days prior to the expiration of the initial term or any subsequent term. The agreement provided for a salary of $200,000 per year and an incentive bonus based on certain quarterly milestones, to be determined by the Board of Directors. Mr. Rice also received a ten-year incentive stock option to purchase 1,500,000 shares of common stock at $.07 per share (the fair market value on the date of grant), which vested to the extent of 500,000 shares on each of the first three anniversary dates of the date of grant. We amended this employment agreement on February 7, 2007 to provide that if, in connection with a “change in control,” Mr. Rice’s employment is terminated without “Cause” or he resigns for “Good Reason,” he will be entitled to the continued payment of salary and bonuses and the reimbursement of medical insurance premiums for 24 months following the change in control event. On February 11, 2008, Mr. Rice’s salary was increased to $300,000 per annum, retroactive to January 1, 2008 and his quarterly bonus plan was supplanted by annual reviews of the Compensation Committee in 2008, 2009, and 2010. Beginning on August 1, 2009, Mr. Rice’s salary was decreased 10% in conjunction with the Company’s 10% across the board pay cuts. On July 1, 2012, Mr. Rice’s salary was increased to $300,000 per annum. On January 30, 2013, Mr. Rice was granted a bonus of $150,000 for the year ended December 31, 2012.

We have an employment agreement with Dr. Aby J. Mathew, Ph.D., our Senior Vice President and Chief Technology Officer, which automatically renews for successive one year periods in the event either party does not send the other a “termination notice” not less than 90 days prior to the expiration of the initial term or any subsequent term. The agreement provides for a salary of $200,000 per year and an incentive bonus based on certain quarterly milestones of up to 10% of Dr. Mathew’s base salary. If, in connection with a “change in control,” Dr. Mathew’s employment is terminated without “Cause” or he resigns for “Good Reason,” he will be entitled to the continued payment of salary and bonuses and the reimbursement of medical insurance premiums for 12 months following the change in control event. On January 30, 2013, Dr. Mathew’s salary was increased to $218,000 per annum, retroactive to January 1, 2013.

We have an employment agreement with Daphne Taylor, our Chief Financial Officer, which automatically renews for successive one year periods in the event either party does not send the other a “termination notice” not less than 90 days prior to the expiration of the initial term or any subsequent term. The agreement provides for a salary of $150,000 per year and an incentive bonus based on certain quarterly milestones of up to 10% of Ms. Taylor’s base salary. If, in connection with a “change in control,” Ms. Taylor’s employment is terminated without “Cause” or she resigns for “Good Reason,” she will be entitled to the continued payment of salary and bonuses and the reimbursement of medical insurance premiums for 6 months following the change in control event. On August 10, 2012, Ms. Taylor’s salary was increased to $180,000 per annum, effective September 1, 2012. On January 30, 2013, Ms. Taylor’s salary was increased to $194,000 per annum, retroactive to January 1, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 19, 2013, certain information regarding the beneficial ownership of common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares thereof; (ii) each director of the Company; (iii) each Executive Officer of the Company; and (iv) all of the Company’s current directors and executive officers as a group.

Name and Address of Beneficial Owner	Common Stock	Percentage of Class
Directors and Executive Officers
Thomas Girschweiler (Director) (1)	18,256,552	24.7%
Michael Rice (Officer and Director) (2)	6,806,098	8.9%
Roderick de Greef (Director) (3)	6,243,757	8.6%
Aby J. Mathew (Officer) (4)	2,494,034	3.5%
Raymond Cohen (Director) (5)	1,395,000	2.0%
Andrew Hinson (Director) (6)	850,000	1.2%
Mark Sandifer (Officer) (7)	796,807	1.1%
Daphne Taylor (Officer) (8)	437,500	0.6%
Joe Annicchiarico (Officer) (9)	83,333	0.1%
Total shares owned by Executive Officers and Directors(10)	37,363,082	42.0%

5% Stockholders
Walter Villiger (11)	22,240,081	30.5%
Beskivest Chart LTD Goodmans Bay Center West Bay Street & Sea View Drive Nassau, Bahamas	7,255,026	10.4%
John G. Baust 175 Raish Hill Road Candor, NY 13743	3,694,722	5.3%
———————
Shares of common stock subject to options and warrants that are exercisable or will be exercisable within 60 days of April 19, 2013 are deemed outstanding for computing the number of shares beneficially owned. The percentage of the outstanding shares held by a person holding such options or warrants includes those currently exercisable or exercisable within 60 days of April 19, 2013, but such options and warrants are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each person listed is in care of 3303 Monte Villa Parkway, #310, Bothell, WA 98021.

(1)
Includes options to purchase 850,000 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013 and 3,000,000 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable.

(2)	Includes options to purchase 6,806,098 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013.
(3)
Includes options to purchase 1,444,594 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013 and 1,250,000 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable; includes 80,000 shares of common stock beneficially owned by Mr. de Greef in the name of deGreef & Company Inc.

(4)	Includes options to purchase 2,040,140 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013.
(5)	Includes options to purchase 1,350,000 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013.
(6)	Includes options to purchase 850,000 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013.
(7)	Includes options to purchase 796,807 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013.
(8)	Includes options to purchase 437,500 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013.
(9)	Includes options to purchase 83,333 shares of common stock issuable under stock options exercisable within 60 days from April 19, 2013.
(10)	Includes the securities listed in footnotes 1-9.
(11)	Includes 3,000,000 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable.

CERTAIN TRANSACTIONS

Since January 1, 2011, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading “Executive Compensation” and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by our Audit Committee. It is anticipated that any future transactions between us and our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties and that such transactions will be reviewed and approved by our Audit Committee and a majority of the independent and disinterested members of the Board.

Legal Fees

Howard S. Breslow, a director of the Company until February 4, 2013, is a member of Breslow & Walker, LLP, and served as general counsel to the Company. Mr. Breslow currently owns 53,600 shares of Common Stock of the Company and holds rights to purchase an aggregate of 1,100,000 additional shares pursuant to stock options and warrants issued to him and/or affiliates. The Company incurred approximately $52,132 in legal fees during the year ended December 31, 2011 for services provided by Breslow & Walker, LLP. The Company incurred approximately $18,636 in legal fees during the year ended December 31, 2012 for services provided by Breslow & Walker, LLP. At December 31, 2012, the Company has no amount due to Breslow & Walker, LLP.

Facility Agreement

On January 11, 2008, we entered into a Secured Convertible Multi-Draw Term Loan Facility Agreement (the “Facility Agreement”) with each of Thomas Girschweiler, a director and stockholder of the Company, and Walter Villiger, an affiliate of the Company (the “Investors”), pursuant to which each Investor extended to the Company a secured convertible multi-draw term loan facility of $2,500,000, which Facility (a) incorporated (i) a refinancing of then existing indebtedness of the Company to the Investor, and accrued interest thereon, in the aggregate amount of $1,431,563.30, (ii) a then current advance of $300,000, and (iii) a commitment to advance to the Company, from time to time, additional amounts up to a maximum of $768,436.70, (b) bears interest at the rate of 7% per annum on the principal balance outstanding from time to time, (c) is evidenced by a secured convertible multi-draw term loan note (the “Multi-Draw Term Loan Note”), which was due and payable, together with accrued interest thereon, the earlier of (i) January 11, 2010, or (ii) an Event of Default (as defined in the Multi-Draw Term Loan Note), (d) if outstanding at the time of any bona fide equity financing of the Company of at least Two Million Dollars ($2,000,000) (a “Financing”), at the option of the Investor, could be converted into that number of fully paid and non-assessable shares or units of the equity security(ies) of the Company sold in the Financing (“New Equity Securities”) as is equal to the quotient obtained by dividing the principal amount of the Facility outstanding at the time of the conversion plus accrued interest thereon by 85% of the per share or per unit purchase price of the New Equity Securities, and (e) is secured by all of the Company’s assets. In 2009, the conversion feature was eliminated from the Facility.

In May and July 2008, we received $1,000,000 in total from the Investors pursuant to the Multi-Draw Term Loan Facility. On October 20, 2008, each Facility was increased by $2,000,000 to $4,500,000 (an aggregate of $9,000,000), and, on October 24, 2008, we received $600,000 in total from the Investors pursuant to the amended Multi-Draw Loan Facilities. In 2009, we received an additional $2,825,000 in total from the Investors pursuant to the amended Facilities. In December 2009, the Investors extended the repayment date to January 11, 2011. On November 16, 2010, each Facility was increased by $250,000 to $4,750,000 (an aggregate of $9,500,000) and the Investors granted an extension of the repayment date to January 11, 2013. In 2010, we received $1,145,000 in total from the Investors pursuant to the amended Facilities. In 2011, we received $1,095,000 in total from the Investors pursuant to the amended Facilities. In August 2011 the Company entered into an Amendment to its Facility Agreement with each of the Investors, pursuant to which the amount of each of the Investor’s Facility was increased to $5,250,000. The Note previously delivered to each of the Investors also was amended to reflect the changes to the Facility Agreement. In consideration of such amendments, the Company issued to each of the Investors a five-year warrant to purchase 1,000,000 shares of the Company’s Common Stock, par value $0.001 per share, at a price of $0.063 per share. On May 30, 2012, each Facility was increased to $5,750,000 (an aggregate of $11,500,000) and Investors granted an extension of the repayment date to January 11, 2016. The Note previously delivered to each of the Investors also was amended to reflect the changes to the Facility Agreement. In consideration of such amendments, the Company issued to each of the Investors a five-year warrant to purchase 1,000,000 shares of the Company’s Common Stock, par value $0.001 per share, at a price of $0.08 per share.

Consulting Agreement

From July 2007, through August 2011, Roderick de Greef, a director of the Company, was engaged by the Board with the task of overseeing the Company’s financing activities, internal accounting functions and SEC reporting, and assisting in the search for, and reviewing, strategic alternatives, on a part-time basis (up to 80 hours per month on an as needed basis). The Company incurred $56,000 in consulting fees during the year ended December 31, 2011 for services provided by Mr. de Greef. The agreement with Mr. de Greef was terminated in August of 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. Based solely on a review of the copies of these reports furnished to the Company and written representation from the reporting persons, the Company believes that during the 2012 fiscal year, certain directors, officers and holders of 10% or more of any class of our stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act: Walter Villiger, 10% stockholder of the Company, filed his Form 3 late and filed one Form 4 late relating to 17 transactions; Mr. Girschweiler filed one Form 4 late relating to 5 transactions; each of Messrs. de Greef, , Hinson and Breslow, directors of the Company, filed one Form 4 late relating to one transaction; and Beskivest Chart Ltd., a 10% stockholder of the Company, failed to file a Form 3; each of Messrs. Annicchiarico, Mathew and Sandifer, executives of the Company, filed one Form 4 late relating to stock option grants.

PRINCIPAL ACCOUNTANTS

Principal Accountant Fees and Services

Audit and Audit-Related Fees

Fees for audit and audit-related services by our accounting firm for the years ended December 31, 2012 and 2011 were as follows:

	2012	2011

Audit fees	$69,935	$68,512
Audit related fees	––	––

Total audit and audit related fees	$69,935	$68,512

Tax Fees; All Other Fees

We were not billed for any tax fees or for any other fees from our principal accountants in 2012 or 2011.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Peterson Sullivan, our independent registered public accounting firm. All audit fees provided by Peterson Sullivan during 2012 and 2011 were pre-approved by the Audit Committee.

Attendance at Annual Meeting

Representatives from Peterson Sullivan are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as well as the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted, AUDIT COMMITTEE Raymond Cohen, Chairman Thomas Girschweiler Rick Stewart

PROPOSALS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Overview

There are currently six members of our Board, all of whom have been nominated for election.

Nominees

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the following individuals to serve until his successor is duly elected and qualified, unless he resigns, is removed or otherwise is disqualified from serving as a director of the Company:

Michael Rice
Roderick de Greef
Thomas Girschweiler
Raymond Cohen
Andrew Hinson
Rick Stewart

Vote Required

A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 2 – APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” elsewhere in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2012.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

 “RESOLVED, that the stockholders of BioLife Solutions, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the BioLife Solutions proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may review and consider the results of this advisory vote in future compensation deliberations.

Vote Required

The approval, on an advisory basis, of the stockholders by a majority of the votes properly cast at the meeting is being sought to approve the compensation of our named executive officers as disclosed in this proxy statement.

Recommendation

Our Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Unless marked otherwise, proxies received will be voted FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3 – APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years an advisory vote on whether an advisory vote on named executive officer compensation (such as the say-on-pay proposal that is included in this proxy statement) should occur every one, two or three years. It is management’s belief, and the recommendation of our Board, that this non-binding advisory vote should occur every three years.

We believe we have effective executive compensation practices. Our Board believes that providing our stockholders with an advisory vote on named executive officer compensation every three years will encourage a long-term approach to evaluating our executive compensation policies and practices. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to us, our employees and our financial results.

Moreover, our Board does not believe that a short review cycle will allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and to be reflected in our financial performance and in the price of our Common Stock. As a result, an advisory vote on executive compensation more frequently than every three years would not, in our judgment, allow stockholders to compare executive compensation to our performance.

Lastly, we believe that conducting an advisory vote on executive compensation every three years would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and we believe that both we and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation policies.

For the above reasons, our Board recommends that stockholders approve holding an advisory vote on named executive officer compensation every three years.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting when you vote in response to the resolution set forth below.

 “RESOLVED, that the option of once every year, two years, or three years, that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which BioLife Solutions, Inc. is to hold a stockholder advisory vote regarding the executive compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because the vote on this Proposal is only advisory in nature and is not binding on us or our Board, our Board will review and consider the results of the vote, but may decide that it is in our best interests and the best interests of our stockholders to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

Vote Required

The approval, on an advisory basis, of the holders of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought on the frequency of conducting stockholder advisory votes on the compensation of named executive officers. The four voting options are 1 year, 2 years, 3 years and abstain. The stockholder advisory vote will be determined by which option, 1, 2 or 3 years, garners the most votes.

Recommendation of Our Board

Our Board recommends that stockholders vote FOR conducting future stockholder advisory votes on the compensation of named executive officers EVERY THREE YEARS.

Unless marked otherwise, proxies received will be voted FOR conducting future stockholder advisory votes on the compensation of named executive officers EVERY THREE YEARS.

PROPOSAL NO. 4 – APPROVAL OF THE 2013 PERFORMANCE INCENTIVE PLAN

Overview

We are seeking stockholder approval of our 2013 Performance Incentive Plan (the “2013 Plan”). We intend for the 2013 Plan to be our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants. If the 2013 Plan is approved by our stockholders at the Annual Meeting, we will not make any additional awards under any of our other equity compensation plans. On April 25, 2013, the Board of Directors adopted the 2013 Plan, subject to stockholder approval.

Description of the 2013 Plan

The following is a summary of the principal features of the 2013 Plan. This summary is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached as Appendix A to this Proxy Statement.

Purposes of the 2013 Plan. The purposes of the 2013 Plan are to enhance the ability of the Company and any parent or subsidiary corporation of the Company whether now existing or hereafter created or acquired (an “Affiliated Company”) to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

Shares Reserved for Issuance. Stockholder approval of the 2013 Plan will authorize us to issue up to an aggregate of 2,000,000 shares of common stock pursuant to options or restricted share awards granted under the 2013 Plan. In addition, the 2013 Plan provides that if an option granted under any of our other equity compensation plans is outstanding on the date of stockholder approval of the 2013 Plan and such option subsequently terminates or expires in accordance with its terms, the shares underlying such option which remain unexercised and unissued at the time of termination or expiration will become available for grant or issuance under the 2013 Plan; provided that not more than 450,000 shares of common stock may be issued pursuant to options that are designated “incentive stock options.”

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the 2013 Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such option, the shares of common stock allocable to the unexercised portion of such option, will become available for grant or issuance under the 2013 Plan.

In the event that restricted shares offered under the 2013 Plan are reacquired by the Company, for any reason, the shares so reacquired will become available for grant or issuance under the 2013 Plan.

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the 2013 Plan are reacquired by the Company for any reason other than the cancellation or forfeiture of all or any portion of such option, the shares of common stock allocable to the reacquired portion of such option, will not become available for grant or issuance under the 2013 Plan.

Additionally, the number of shares available for issuance under the 2013 Plan will be subject to adjustment in the event of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company.

Administration. The 2013 Plan is to be administered by an “Administrator,” which, under the 2013 Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors, or the Chief Executive Officer of the Company in the circumstances described below. Subject to the provisions of the 2013 Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the 2013 Plan.

The Board of Directors or a committee appointed by the Board of Directors may delegate to the Chief Executive Officer of the Company the authority to (i) designate new employees of the Company or an Affiliated Company who are not officers of the Company to be the recipient of options or restricted share awards, and (ii) determine the number of shares of common stock to be subject to such options or restricted share awards; provided, however, that the resolutions of Board of Directors regarding such delegation of authority or an employee compensation program approved by the Board of Directors or committee appointed by the Board of Directors shall specify the maximum number of shares of common stock that may be subject to any option or restricted share award granted by the Chief Executive Officer depending upon the employee group of such new employee. The Chief Executive Officer, however, may not grant options to himself, or any other officer of the Company.

Subject to applicable law, the Board of Directors may from time to time alter, amend, suspend or terminate the 2013 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any outstanding option or restricted share award without his or her consent. Unless previously terminated by the Board of Directors, the 2013 Plan will terminate on April 25, 2023.

Eligibility. The 2013 Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or an Affiliated Company, as may be determined by the Administrator. In no event may any individual be granted options under the 2013 Plan for more than 450,000 shares of our common stock in any one calendar year. However, in connection with his or her initial service to the Company, an individual may be eligible to be granted options for up to 450,000 shares of our common stock during the calendar year which includes such individual’s initial service to the Company.

The actual number of individuals who will receive awards under the 2013 Plan cannot be determined in advance because the Administrator has discretion to select the participants. Nevertheless, as of April 30, 2013, 12 officers and directors of the Company and approximately 20 other employees of the Company would be eligible to participate in the 2013 Plan.

Terms of Options. As discussed above, the Administrator determines many of the terms and conditions of awards granted under the 2013 Plan, including whether an option will be an “incentive stock option” (ISO) or a “non-qualified stock option” (NQSO). Each option is evidenced by an agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2013 Plan):

•
Vesting and Exercisability: Options become vested and exercisable within such periods and subject to such conditions as determined by the Administrator and as set forth in the related stock option agreement, provided that options must expire no later than ten years from the date of grant (five years with respect to an ISO granted to an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliated Company (a “10% Stockholder”)).

•
Exercise Price: The exercise price of options shall not be less than the fair market value of a share of common stock at the time the option is granted. The exercise price of any ISO granted to a 10% Stockholder shall not be less than 110% of the fair market value of a share of common stock at the time of grant, subject to limited exception.

•
Method of Exercise: Payment of the exercise price may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the optionee for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable law.

•
Termination of Service: Options cease vesting on the date of termination of service or the death or disability of the optionee, unless specified as otherwise in individual employment agreements. Options granted under the 2013 Plan generally expire three months after the termination of the optionee’s service, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service due to disability. However, if the optionee is terminated for cause (e.g., for committing an alleged criminal act or intentional tort against the Company), the Administrator may cause the optionee’s options to expire upon termination. In addition, if a blackout applies to the optionee on the last trading day during the three-month post-termination exercise period, the option will generally be exercisable until the tenth day following the expiration of the blackout.

•
Cancellation and Rescission: Any unexpired, unpaid or deferred options may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted by the Administrator at any time, unless otherwise specified in the related stock option agreement, if the optionee is not in compliance with all applicable provisions of the related stock option agreement and the 2013 Plan, or if the optionee engages in any: (i) unauthorized disclosure to anyone outside the Company, or unauthorized use in other than the Company’s business, of any confidential information or material relating to the Company’s business, acquired by the optionee either during or after employment with the Company; (ii) failure or refusal to promptly disclose and assign to the Company all right, title and interest in any invention or idea made or conceived by the optionee during employment with the Company that relates in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the optionee’s employment for cause.

•
Change in Control: In the event of a change in control of the Company (as defined in the 2013 Plan), vesting of options will accelerate automatically unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or replaced by such entity with new options or other incentives with such terms and provisions as the Administrator in its discretion may consider equitable. In addition, the Administrator may at its discretion provide for other vesting arrangements in option agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume or substitute for existing options in such change in control.

•
Additional Restrictions. No ISOs may be granted to an optionee under the 2013 Plan if the aggregate fair market value (determined at the time of grant) of the common stock, with respect to which ISOs first become exercisable by such optionee in any calendar year under any equity compensation plan of the Company or an Affiliated Company, exceeds $100,000. Options are nontransferable, other than by will or the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by applicable law; provided, however, that no option shall be assignable or transferable in exchange for consideration.

Terms of Restricted Stock Awards. Each restricted share award is evidenced by a restricted stock purchase agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2013 Plan):

•	Vesting. Shares subject to a restricted share award may become vested over time or upon completion of performance goals set out in advance.

•
Purchase Price. Each restricted stock purchase agreement states the purchase price, which may not be less than the minimum lawful amount under applicable state law. Payment of the purchase price, if any, may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the participant for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable corporate law. Without limiting the generality of the foregoing, the Administrator may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.

•
Termination of Service. Restricted share awards shall cease to vest immediately if a participant is terminated for any reason, unless otherwise provided in the applicable restricted stock purchase agreement or unless otherwise determined by the Administrator, and we will generally have the right to repurchase any unvested shares subject thereto for the original purchase price paid by the participant.

•
Change of Control. In the event of a change in control of the Company (as defined in the 2013 Plan), restricted share awards will generally be treated in the same manner as options under the 2013 Plan, as described under “Terms of Options”, “Change in Control” above.

•
Additional Restrictions. Restricted shares are nontransferable except as specifically provided in the restricted stock purchase agreement and in certain limited circumstances provided in the 2013 Plan.

New Plan Benefits

Future awards to our executive officers and other employees are discretionary. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the 2013 Plan cannot be determined. Because the value of common stock issuable to our non-executive directors under the 2013 Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-executive directors under the 2013 Plan.

Summary of Federal Income Tax Consequences of the 2013 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2013 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2013 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options. No taxable income will be recognized by an optionee under the 2013 Plan upon either the grant or the exercise of an ISO. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an ISO, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an ISO occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an ISO.

The exercise of an ISO may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an ISO over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an ISO may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the ISO. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

Non-qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a NQSO. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a NQSO is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a NQSO, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Shares. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Tax Withholding. Under the 2013 Plan, we have the power to withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, local or foreign withholding tax requirements with respect to any options exercised or restricted shares granted under the 2013 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted shares up to an amount determined on the basis of the lowest marginal tax rate applicable to such participant, in whole or in part, by (i) directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted shares, or (ii) delivering to us shares of common stock owned by the participant.

Vote Required

Approval of the 2013 Plan will require the affirmative vote of a majority of the votes properly cast upon the proposal at the Annual Meeting.

Recommendation

The Board recommends that stockholders vote FOR approval of the 2013 Plan.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 4.

PROPOSAL NO. 5 – RATIFICATION OF APPOINTMENT OF PETERSON SULLIVAN LLP

Overview

The Audit Committee has engaged the independent registered public accounting firm of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2013. Peterson Sullivan LLP audited our financial statements for the years ended December 31, 2012 and December 31, 2011. Please refer to “Principal Accountants” above for information about fees and services paid to Peterson Sullivan LLP in 2012 and 2011, and our Audit Committee’s pre-approval policies. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of Peterson Sullivan LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Representatives of Peterson Sullivan LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2013 will be approved if approved by a majority of the votes properly cast on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2013.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 5.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

On March 29, 2013, we filed our annual report on Form 10-K for the year ended December 31, 2012. We have sent to our stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2013 proxy statement and annual report on Form 10-K for 2012. Stockholders who received a paper copy of our 2013 proxy statement were also sent a copy of our annual report on Form 10-K for 2012. Stockholders who wish to obtain additional copies of our annual report on Form 10-K may do so without charge by contacting us through one of the following methods:

Email:	proxy@biolifesolutions.com
Telephone:	(425) 402-1400
Facsimile:	(425) 402-1433
Mail:	Corporate Secretary, BioLife Solutions, Inc. 3303 Monte Villa Parkway, Suite 310 Bothell, Washington 98021

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 6, 2014, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

The proxies to be solicited by us through our Board for our 2014 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder’s proposal not later than March 22, 2014, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement.

Stockholder proposals must be in writing and should be addressed to c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael Rice
President, Chief Executive Officer and Chairman

April 30, 2013
Bothell, Washington

Appendix A – 2013 Performance Incentive Plan

BIOLIFE SOLUTIONS, INC.

2013 PERFORMANCE INCENTIVE PLAN

This 2013 PERFORMANCE INCENTIVE PLAN (the “Plan”) established by BioLife Solutions, Inc., a Delaware corporation (the “Company”), adopted by its Board of Directors on April 25, 2013 (the “Effective Date”) and approved by the Company’s stockholders on [INSERT], 2013 (the “Approved Date”).

ARTICLE 1

PURPOSES OF THE PLAN

1.1 Purposes.  The purposes of the Plan are (a) to enhance the ability of the Company and its Affiliated Companies to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, in addition to other capitalized terms defined herein, the following terms shall have the meanings indicated:

2.1 Administrator.  “Administrator” means the Board, subject to the Board’s authority to delegate responsibility for any matter to the Committee or to the Chief Executive Officer of the Company as set forth in Section 7.1 of the Plan.

2.2 Affiliated Company.  “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

2.3 Award.  “Award” means an Option or Restricted Share issued to a Participant under the Plan.

2.4 Award Agreement.  “Award Agreement” means an Option Agreement or Stock Purchase Agreement issued to a Participant pursuant to the Plan.

2.5 Board.  “Board” means the Board of Directors of the Company.

2.6 Cause.  “Cause” means, with respect to the termination of a Participant’s employment, termination of such employment by the Company for any of the following reasons:

(a) The continued refusal or omission by the Participant to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company;

(b) Any material act or omission by the Participant involving malfeasance or gross negligence in the performance of Participant’s duties to, or material deviation from any of the policies or directives of, the Company;

(c) Conduct on the part of Participant which constitutes the breach of any statutory or common law duty of loyalty to the Company; or

(d) Any illegal act by Participant which materially and adversely affects the business of the Company or any felony committed by Participant, as evidenced by conviction thereof, provided that the Company may suspend Participant with pay while any allegation of such illegal or felonious act is investigated.

2.7 Change in Control.  “Change in Control” shall mean the occurrence of any of the following events:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

(d) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.8 Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9 Committee.  “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

2.10 Common Stock.  “Common Stock” means the Common Stock of the Company, $0.001 par value, subject to adjustment pursuant to Section 4.2 hereof.

2.11 Consultant.  “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliated Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Affiliated Company to render such services.

2.12 Disability.  “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.  The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.13 DRO.  “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.14 Employee.  “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or any Affiliated Company.

2.15 Effective Date.  “Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

2.16 Exchange Act.  “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.17 Exercise Price.  “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.18 Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is reported on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither clause (a) nor (b) of this Section 2.18 is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

2.19 FINRA Dealer.  “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc.

2.20 Incentive Option.  “Incentive Option” means any Option so designated by the Administrator and intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

2.21 Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.22 Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option.  To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

2.23 Nonqualified Option Agreement.  “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.24 Option.  “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.25 Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.26 Optionee.  “Optionee” means a Participant who holds an Option.

2.27 Participant.  “Participant” means an individual or entity that holds an Award under the Plan.

2.28 Purchase Price.  “Purchase Price” means the purchase price per Restricted Share.

2.29 Restricted Shares.  “Restricted Shares” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.30 Rule 16b-3 Covered Person.  “Rule 16b-3 Covered Person” means any key Employee or member of the Board designated by the Administrator with respect to which any transaction involving Common Stock may be eligible for the exemption from Section 16(b) of the Exchange Act set forth in Rule 16b-3.

2.31 Section 162(m) Covered Employee.  “Section 162(m) Covered Employee” means (i) an employee of the Company if, as of the close of the taxable year, such employee is the Principal Executive Officer of the Company (or an individual acting in such a capacity) and the three (3) officers of the Company (other than the Principal Financial Officer and the Principal Executive Officer) for whom total compensation is required to be reported to stockholders under the Exchange Act by reason of such individuals being among the three (3) highest compensated officers for the relevant taxable year and (ii) any other key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

2.32 Service Provider.  “Service Provider” means a Consultant, Employee, member of the Board or other natural person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

2.33 Stock Purchase Agreement.  “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Shares under the Plan.

2.34 10% Stockholder.  “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3

ELIGIBILITY

3.1 Incentive Options.  Only Employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are Employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options and Restricted Shares.  Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Shares.

3.3 Section 162(m) Limitation for Options.  The aggregate number of shares of Common Stock with respect to which Options may be granted to any Employee shall not exceed 450,000 shares of Common Stock during any calendar year. Notwithstanding the foregoing, in connection with his or her initial service to the Company, the aggregate number of shares of Common Stock with respect to which Options may be granted to any Employee shall not exceed 450,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company.  Any shares subject to an Option granted during a calendar year to an Employee that can no longer under any circumstances be exercised or purchased for any reason under the Plan shall continue to count against the applicable limitations set forth above for such Employee during such calendar year.

ARTICLE 4

GRANTING OF AWARDS

4.1 Shares Subject to the Plan.  The shares of stock available as a basis for Awards shall be Common Stock. Such shares may be issued from either previously authorized but unissued shares or treasury shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. Subject to the foregoing, a total of 2,000,000 shares of Common Stock may be issued under the Plan.  Notwithstanding the limitation described in the preceding sentence, if an option granted pursuant to an equity compensation plan of the Company other than the Plan is outstanding as of the Approved Date and such option subsequently terminates or expires in accordance with its terms, the shares of Common Stock underlying such option which remain unexercised and unissued at the time of such termination or expiration, shall become available for grant or issuance under the Plan, subject to adjustment pursuant to Section 4.2 hereof, provided, however, that in no event will there be available greater than 2,000,000 shares of Common Stock for purposes of the issuance of Incentive Options under the Plan, subject to adjustment pursuant to Section 4.2 hereof.

(a) Cancelled or Forfeited Awards other than Restricted Shares.  For purposes of the limitation set forth in this Section 4.1, if all or any portion of any Award, other than Restricted Shares, granted or offered under the Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such Award, then the shares of Common Stock allocable to such unexercised or forfeited portions of such Award shall not count against such limitation and shall again become available for grant or issuance under the Plan.

(b) Non-Replenishment of Reacquired Shares; Awards other than Restricted Shares for Reasons other than Cancellation or Forfeiture of Award.  For purposes of the limitation set forth in this Section 4.1, any shares of Common Stock subject to an Award, other than Restricted Shares, and which are reacquired by the Company for any reason other than the cancellation or forfeiture of such Award as described in Section 4.1(a) shall count against such limitation. The Company shall hold all such shares of Common Stock that it reacquires as treasury shares, which shall not again become available for grant or issuance under the Plan.

(c) Replenishment of Reacquired Shares; Awards of Restricted Shares.  For purposes of the limitation set forth in this Section 4.1, any shares of Common Stock that were initially the subject of a Stock Purchase Agreement, and which are reacquired by the Company for any reason, shall not count against such limitation and shall again become available for grant or issuance under the Plan.

4.2 Changes in Capital Structure.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares issuable thereafter under this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Sections 3.3 and 3.4 above, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

4.3 Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.4 Rule 16b-3 Covered Persons.  Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to a Rule 16b-3 Covered Person shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule(s).

ARTICLE 5

OPTIONS

5.1 Option Agreement.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option.  As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted.  Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement.  Each Option Agreement may be different from each other Option Agreement.

5.2 Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Option shall not be less than 100% of Fair Market Value on the date the Option is granted and (b) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Incentive Option may be granted with an Exercise Price lower than that set forth in clause (b) of the preceding sentence if such Incentive Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3 Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock acquired pursuant to the exercise of an Option (provided that shares acquired pursuant to the exercise of Options must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the waiver of compensation due or accrued to the Optionee for services rendered; (e) a “same day sale” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law, including the Sarbanes-Oxley Act of 2002, as amended. Any shares of Common Stock received by the Company in payment of the Exercise Price shall be held by the Company as treasury shares and shall not be made available for grant or issuance under the Plan.

5.4 Term and Termination of Options.  The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5 Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goal(s) or objectives, as shall be determined by the Administrator.

5.6 Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, shall not exceed $100,000.

5.7 Nontransferability of Options.  Except as otherwise provided by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee unless it has been disposed of with the consent of the Administrator (which consent may be withheld in the Administrator’s sole and absolute discretion) pursuant to a DRO. Notwithstanding the foregoing, no Option shall be assignable or transferable in exchange for consideration.

5.8 Rights as Stockholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

ARTICLE 6

RESTRICTED SHARES

6.1 Issuance and Sale of Restricted Shares.  The Administrator shall have the right to grant Restricted Shares subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Share Awards”). Such conditions shall include the Purchase Price to be paid by the grantee for such an Award, if any (but not less than the minimum lawful amount under applicable state law). Such conditions may also include, but are not limited to, continued employment or the achievement of specified performance goal(s) or objectives.

6.2 Stock Purchase Agreements.  A Participant shall have no rights with respect to the Restricted Shares covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price (if applicable) to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Shares, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.  Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

6.3 Payment of Purchase Price.  Subject to any legal restrictions, payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant that have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the waiver of compensation due or accrued to the Participant for services rendered; or (e) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law, including the Sarbanes-Oxley Act of 2002, as amended.

6.4 Rights as a Stockholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Shares purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing Restricted Shares shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

6.5 Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase, at the original Purchase Price, any Restricted Shares which have not vested as of the date of termination. Notwithstanding the foregoing, Restricted Share Awards may be transferred, with the consent of the Administrator, pursuant to a DRO (which consent may be withheld in the Administrator’s sole and absolute discretion).

6.6 Vesting of Restricted Shares.  Subject to Section 6.5 above, the Stock Purchase Agreement shall specify the date or dates, the performance goal(s) or objectives that must be achieved, and any other conditions on which the Restricted Shares may vest.

ARTICLE 7

ADMINISTRATION OF THE PLAN

7.1 Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to one or more Committees. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. Without limiting the foregoing, the Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder, and Section 16 of the Exchange Act and Rule 16b-3 under the Exchange Act. The Board (or the Committee, as applicable) may delegate to the Chief Executive Officer of the Company the authority to (i) designate new Employees who are not officers of the Company to be the recipient of Incentive Options, Nonqualified Options or Restricted Shares, and (ii) determine the number of shares of Common Stock to be subject to such Incentive Options, Nonqualified Options or Restricted Shares; provided, however, that the Board resolutions regarding such delegation of authority or an employee compensation program approved by the Board or Committee shall specify the maximum number of shares of Common Stock that may be subject to any Incentive Option, Nonqualified Option or Restricted Shares granted by the Chief Executive Officer depending upon the employee group of such new Employee; and provided, further, that the Chief Executive Officer may not grant Options to himself, or any other officer of the Company. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee or the Chief Executive Officer, the term Administrator shall mean the Committee or the Chief Executive Officer, as the case may be.

7.2 Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Option, the number of Restricted Shares to be offered, and the consideration to be received by the Company upon the exercise of or sale of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to any Award; (h) to extend the exercise date of any Award or acceptance date of any Award; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Award Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including advisors to the Company.

7.3 Limitation on Liability.  No Employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any Employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 8

CHANGE IN CONTROL

8.1 Change in Control.  In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a) The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.

(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(d) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 9

AMENDMENT AND TERMINATION OF THE PLAN

9.1 Amendments.  Subject to applicable law, including Nasdaq stockholder approval requirements, the Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

9.2 Plan Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the earlier of the Effective Date and the Approved Date and no Awards may be granted under the Plan thereafter, but Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10

CANCELLATION & RESCISSION

10.1 Non-Competition.  Unless an Option Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Options at any time if the Participant is not in compliance with all applicable provisions of the Option Agreement and the Plan or if the Participant engages in any “Adverse Activity.”  For purposes of this Section 10.1, “Adverse Activity” shall include: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (ii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the Participant’s employment for Cause.

10.2 Agreement Upon Exercise.  Upon exercise, payment or delivery pursuant to an Option Agreement, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of clauses (i) through (iii) of Section 10.1 hereof prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

ARTICLE 11

TAX WITHHOLDING

11.1 Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company in cash, an amount sufficient to satisfy any applicable federal, state, local or foreign tax withholding requirements with respect to any Options exercised, any Restricted Shares issued, or any other Award issued under the Plan.  To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, in an amount determined on the basis of the lowest rate of withholding applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Award or as a result of the purchase of or lapse of restrictions on an Award, or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of withholding based on the minimum statutory withholding rates for income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.2 Shares Withheld to Satisfy Withholding; Restricted Shares.  Any shares of Common Stock received by the Company pursuant to Section 11.1 above with respect to Restricted Shares above shall not count against the applicable limits set forth in Article 4 hereof and shall again become available for grant or issuance under the Plan.

11.3 Shares Withheld to Satisfy Withholding; Awards other than Restricted Shares.  Any shares of Common Stock received by the Company pursuant to Section 11.1 above with respect to Awards other than Restricted Shares shall be held by the Company as treasury shares and shall count against the applicable limits set forth in Article 4 hereof and shall not again become available for grant or issuance under the Plan.

ARTICLE 12

MISCELLANEOUS

12.1 Repricings Not Permitted.  Notwithstanding anything herein to the contrary, the Administrator shall not have the authority to cause the repricing of any outstanding Options either through an adjustment to the Exercise Price or through the cancellation of an Option and regrant of a new Option or other Award in exchange for the cancelled Option (a “Repricing”), unless such Repricing is approved by a majority of the Company’s stockholders entitled to vote on such matter.

12.2 Benefits Not Alienable.  For so long as it is subject to any restrictions pursuant to this Plan or an Award Agreement, no Award or interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or the applicable laws of descent and distribution or assignments pursuant to a DRO entered by a court of competent jurisdiction.

12.3 No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant.  Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

12.4 Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

12.5 Annual Reports.  During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

12.6 Applicable Law.  The validity, construction, interpretation and effect of this Plan and all Award Agreements hereunder shall be governed by and determined in accordance with the laws of the State of Washington except for matters of corporate law, in which case the provisions of the Delaware General Corporation Law shall govern.